Exhibit 10.6

SHARE ACQUISITION AGREEMENT

     This Share Acquisition Agreement (the “Agreement”) effective April 6, 2009, is by and among Baron Energy Inc., a Nevada corporation ("BARON ENERGY"), having its principal offices at 3753 Howard Hughes Parkway, Suite 135, Las Vegas, Nevada 89169, TMG PARTNERS, LLC (“TMG”), a Nevada limited liability company, and the Majority Members of TMG (“Majority Interest Holders”), constituting members who hold at least a majority of the membership interests of TMG.

RECITALS:

     A. BARON ENERGY desires to acquire all of the issued and outstanding membership interests of TMG, and all of the members of TMG (“Interest Holders”) desire to exchange all of their membership interests of TMG, for shares of BARON ENERGY authorized but unissued common stock as hereinafter provided.

     B. It is the intention of the parties hereto that: (i) BARON ENERGY shall acquire all of the membership interests of TMG in exchange for the number of shares of BARON ENERGY’s authorized but unissued shares of common stock, par value $.001 ("Common Stock"), set forth below (the "Exchange"); and (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the Interest Holders reside, with TMG becoming a wholly-owned subsidiary of BARON ENERGY. The combined entity would then continue to operate as “BARON ENERGY, INC., A NEVADA CORPORATION”.

     C. The board of directors of BARON ENERGY deems it to be in the best interest of BARON ENERGY and its shareholders to acquire all of the issued and outstanding interests of

TMG.

     D. The managers of TMG deem it to be in the best interest of TMG for the Interest Holders to exchange all of their membership interests of TMG for shares of BARON ENERGY, as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE

     1.1 Exchange. BARON ENERGY and the Majority Interest Holders hereby agree that it is their intent and objective that the Interest Holders, constituting all of the members of TMG, exchange all of the issued and outstanding membership interests of TMG for 9,000,000 shares of BARON ENERGY (the “Baron Energy Shares”) The TMG membership interests owned by each member and the number of BARON ENERGY Shares which each will receive in the Exchange are set forth in Exhibit A hereto, which will constitute approximately 42% of the then-outstanding ownership of the combined entity. The BARON ENERGY Shares will be restricted against resale pursuant to the provisions of Federal and state securities laws. It is anticipated that the TMG membership interests to be tendered will represent all of the membership interests of TMG; provided, however, the transactions contemplated hereunder will close so long as at least 51% of the TMG membership interests (by percentage ownership) are tendered for exchange. Any members who choose not to exchange their membership interests will remain as members of TMG.

     1.2 Delivery. On the Closing Date (as hereinafter defined) , the Majority Interest Holders shall exchange their TMG membership interests for BARON ENERGY Shares (the “Exchanging members”) and will deliver to BARON ENERGY irrevocable assignments of their TMG membership interests, duly endorsed so as to make BARON ENERGY the sole owner thereof. Upon delivery of the TMG membership interests, BARON ENERGY will deliver certificates representing the BARON ENERGY Shares to the Interest Holders, making the Interest Holders shareholders of BARON ENERGY.

     1.3 Restricted Securities. The BARON ENERGY Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the BARON ENERGY Shares will have a legend thereon in substantially the following form:

The Shares represented by the certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the resale of the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF TMG AND THE MAJORITY INTEREST HOLDERS

     TMG hereby represents and warrants, except as otherwise provided where the representation and warranty is made by the Majority Interest Holders ,as follows:

     2.1 Organization and Good Standing. TMG is a Limited Liability Company organized, validly existing and in good standing under the laws of the State of Nevada. TMG has the organizational power and authority to carry on its business as presently conducted. TMG is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

     2.2 Authority. TMG has the power to operate as a limited liability company and to perform any limited liability company obligations hereunder. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which TMG is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to TMG or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Organization and any Operating Agreement of TMG.

     2.3 Ownership of Interests. Each Interest Holder described on Exhibit A is the owner of record and believed to be the beneficial owner of the percentage membership interest of TMG, set forth next to such Interest Holder’s name

     2.4 Receipt of Corporate Information; Independent Investigation; Access. Each Majority Interest Holder represents and warrants that BARON ENERGY has provided and made available to such Majority Interest Holder all requested publicly-available documents, records and books pertaining to BARON ENERGY, and that all of the Majority Interest Holder’s questions and requests for information have been answered to such Majority Interest Holder’s satisfaction. The Interest Holders will acknowledge prior to exchanging their membership interests, that in making the decision to exchange the TMG membership interests for BARON ENERGY Shares, they have relied upon independent investigations made by them or their representatives, if any, and that, prior to the Closing Date, or their exchange date, they have been given access to and have had the opportunity to examine all material contracts and documents relating to the Exchange and an opportunity to ask questions of, and to receive information from, BARON ENERGY or any person acting on its behalf concerning the terms and conditions of this Agreement. Each Interest Holder and that Interest Holder’s advisors, if any, will have been furnished with access to all publicly available materials relating to the business, finances and operation of BARON ENERGY and materials relating to the offer and sale of the BARON ENERGY Shares which have been requested.

     2.5 Risks. Each Interest Holder will acknowledge prior to exchanging such Interest Holder’s membership interest, and each Majority Interest Holder hereby acknowledges and understands that the exchange for the BARON ENERGY Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) an Interest Holder may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, the Interest Holder could sustain a complete loss of its entire investment. The Interest Holder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in BARON ENERGY; has evaluated such merits and risks, including risks particular to the Interest Holder's situation; and the Interest Holder has determined that this investment is suitable for the Interest Holder. The Interest Holder has adequate financial resources and can bear a complete loss of the Interest Holder's investment.

     2.6 Investment Intent. Each Interest Holder will represent and warrant that the BARON ENERGY Shares are being acquired for the Interest Holder’s own account with no intention of distributing such securities to others, and that the Interest Holder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the BARON ENERGY Shares for the Interest Holder. The Majority Interest Holders are presently not engaged, nor do they plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of their BARON ENERGY Shares or any interest therein.

     2.7 Compliance with Federal and State Securities Laws. TMG and the Majority Interest Holders understand that the BARON ENERGY Shares have not been registered under the Securities Act. and that the BARON ENERGY Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, each Majority Interest Holder understands that transfer of the BARON ENERGY Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Majority Interest Holder realizes that it may not be able to sell or dispose of the BARON ENERGY Shares as there may be no public or other market for them. Each Majority Interest Holder understands that certificates evidencing the BARON ENERGY Shares shall bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS

     2.8 Approvals. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Interest Holders or for the consummation of the transactions described herein, other than as set forth on Schedule 2.3.

     2.9 Financial Statements, Books and Records. Attached as Exhibit 2.9 are the audited financial statements (balance sheet, income statement, notes) of TMG as of December 31, 2008,

and December 31, 2007 (the "Financial Statements"). The books of account and other financial records of TMG are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

2.10 No Material Adverse Changes. Since December 31, 2008, there has not been:

     (i) any material adverse change in the financial position of TMG, except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of TMG;

     (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of TMG whether or not covered by insurance;

     (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of TMG membership interests;

     (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by TMG of any properties or assets; or

     (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

     2.11 Compliance with Laws. TMG has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of TMG.

     2.12 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

     (i) violate any provision of the Articles of Organization or any Operating Agreement of TMG;

     (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which TMG is a party or by or to which it or any of its assets or properties may be bound or subject;

     (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, TMG or upon the properties or business of TMG; or

     (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which would have a material, adverse effect on the business or operations of TMG.

     2.13 Actions and Proceedings. TMG is not a party to any material pending or threatened litigation or, to its knowledge, any governmental investigation or proceeding not reflected in the TMG Financial Statements.

     2.14 Agreements. Schedule 2.14 sets forth any material contract or arrangement to which TMG is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

     2.15 Access to Records. The limited liability company financial records, minute books and other documents and records of TMG have been made available to BARON ENERGY prior to the Closing hereof.

     2.16 Operations of TMG. From the date of the Financial Statements through the date of Closing, TMG has not and will not, outside of the ordinary course of business, have:

(i) incurred any indebtedness or borrowed money;

     (ii) declared or paid any dividend or declared or made any distribution of any kind to any member, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

     (iii) made any loan or advance to any Interest Holder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

     (iv) disposed of any assets of TMG;

     (v) materially increased the annual level of compensation of any executive employee of TMG;

     (vi) increased, terminated, amended or otherwise modified any plan for the benefit of employees of TMG;

     (vii) issued any equity securities or rights to acquire such equity securities; or

(viii) entered into or modified any contract, agreement or transaction.

     2.17 Capitalization. The authorized capital of TMG consists of membership interests. held and owned by 23 holders of record. TMG has not granted, issued nor agreed to grant, issue or make any subscription rights or any other commitments of any character relating to the issued or unissued membership interests of TMG except as set forth on Schedule 2.17 attached hereto and made a part hereof. TMG has no subsidiaries.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF BARON ENERGY

BARON ENERGY hereby represents and warrants as follows:

     3.1 Organization and Good Standing. BARON ENERGY is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

     3.2 Corporate Authority. BARON ENERGY has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by the Board of Directors of BARON ENERGY and a majority of the Shareholders as required by Nevada law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which BARON ENERGY is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to BARON ENERGY or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of BARON ENERGY.

     3.3 The BARON ENERGY Shares. At the Closing, the BARON ENERGY Shares to be issued and delivered to the Interest Holders will when so issued and delivered, constitute valid and legally issued shares of BARON ENERGY Common Stock, fully paid and nonassessable.

     3.4 Financial Statement: Books and Records. Attached as Exhibit 3.4 are the audited financial statements (balance sheet, income statement and Notes) of BARON ENERGY for the fiscal year ended July 31, 2008 and unaudited financial statements for the quarter ended at January 31, 2009 (collectively the "Financial Statements"), all of which are on file with the U.S. Securities and Exchange Commission’s EDGAR system. The Financial Statements fairly represent the financial position of BARON ENERGY as at such date and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of BARON ENERGY are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

3.5 No Material Adverse Changes.

Except as described on Schedule 3.5, since January 31, 2009, there has not been:

     (i) any material adverse changes in the financial position of BARON ENERGY except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of

BARON ENERGY.

     (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of BARON ENERGY whether or not covered by insurance;

     (iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of BARON ENERGY capital stock, other than as agreed upon among the parties;

     (iv) any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by BARON ENERGY of any properties or assets; or

     (v) adoption or modification of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

     (vi) except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

     (vii) any loan or advance to any Shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

     (viii) any material increase in the annual level of compensation of any executive employee of BARON ENERGY;

     (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction;

     (x) issued any equity securities or rights to acquire equity securities, other than as set forth in Schedule 3.5, such that total issued and outstanding shares of the company will not exceed 13,000,000 shares as of the date of the exchange with TMG.

     3.6 Compliance with Laws. Except as described on Schedule 3.6, BARON ENERGY has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of BARON ENERGY.

     3.7 Actions and Proceedings. BARON ENERGY is not a party to any material pending or threatened litigation or, to its knowledge, any governmental investigation or proceeding not reflected in the Financial Statements.

     3.8 Periodic Reports. BARON ENERGY is a Section 12(g) reporting company and therefore must file periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board. These reports are current as of the date of execution of this Agreement.

     3.9 Capitalization. As of the Closing Date, there are approximately 46 shareholders of record that are the owners of 26,200,000 shares of BARON ENERGY Common Stock, none of whom owns in excess of 5% of the issued and outstanding shares, except as may be set forth on Schedule 3.9 attached, a shareholder list. BARON ENERGY has 75,000,000 shares of common stock, par value $0.001 per share authorized, of which 25,400,000 are issued, and zero (0) shares of preferred stock. There are no outstanding warrants, stock options, stock rights or other commitments of any character relating to the issued or unissued shares of Common Stock of BARON ENERGY, except as listed on Schedule 3.9 or in the company’s SEC filings.

     3.10 Access to Records. The corporate financial records, minute books, and other documents and records of BARON ENERGY have been made available to TMG and the Interest Holders prior to the Closing hereof.

     3.11 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

     (i) violate any provision of the Articles of Incorporation or By-Laws of BARON ENERGY;

     (ii) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which BARON ENERGY is a party or by or to which it or any of its assets or properties may be bound or subject;

     (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, BARON ENERGY or upon the securities, properties or business to BARON

ENERGY; or

     (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of BARON ENERGY.

     3.12 Corporate Authority. BARON ENERGY has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and a majority of the Shareholders of BARON ENERGY. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which BARON ENERGY is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to BARON ENERGY or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of BARON ENERGY.

     3.13 No Claims Outstanding. BARON ENERGY represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has no employees, one officer (consultant status) and two directors (serving without pay), and therefore there can be no OSHA or other personnel claims outstanding or potentially assertable against the company. Furthermore, there have been no material changes in the company’s position since September 30, 2008, other than as set forth on Schedule 3.13, indicating a description of activities since reorganization of the corporation.

SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions Precedent to the Obligation of TMG and the Interest Holders. All obligations of TMG and the Majority Interest Holders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

     (a) The representations and warranties by or on behalf of BARON ENERGY contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

     (b) BARON ENERGY shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

     (c) On or before the Closing, the Board of Directors and a majority of the shareholders of BARON ENERGY shall have approved, in accordance with Nevada law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable BARON ENERGY to comply with the terms of the Agreement.

     (d) BARON ENERGY shall have sufficient shares of BARON ENERGY Common Stock authorized but unissued to complete the Exchange.

     4.2 Conditions Precedent to the Obligations of BARON ENERGY. All obligations of BARON ENERGY under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

     (a) The representations and warranties by TMG and the Majority Interest Holders, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

     (b) TMG and the Majority Interest Holders shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

     (c) On or before the Closing, the managers of TMG shall have approved, in accordance with Nevada law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable TMG to comply with the terms of the Agreement.

SECTION 5. COVENANTS

     5.1 Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

     5.2 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

     5.3 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, BARON ENERGY, TMG and the Majority Interest Holders agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

(i) at the time of the disclosure was public knowledge;

(ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(iii) the receiving party had within its possession at the time of disclosure; or

(iv) is ordered disclosed by a Court of proper jurisdiction.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations, warranties, covenants and agreements contained in this Agreement or in any document delivered in connection with the transactions contemplated by this Agreement,. shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

SECTION 7. INDEMNIFICATION

     For a period of one (1) year from the Closing, TMG agrees to indemnify and hold harmless BARON ENERGY, its officers, directors and principal shareholders, and BARON ENERGY agrees to indemnify and hold harmless TMG, at all times up to one (1) year after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's non-fulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after execution of this Agreement. For a period of one (1) year from the Closing, each Majority Interest Holder agrees to indemnify and hold harmless BARON ENERGY, its officers, directors and principal shareholders, and BARON ENERGY agrees to indemnify and hold harmless each Majority Interest Holder, at all times up to one (1) year after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's non-fulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after execution of this Agreement. The foregoing provisions shall not be construed to be a waiver of any lawful indemnification provision contained in the charter or By-Laws, as permitted by Federal or State law.

SECTION 8. DOCUMENTS AT CLOSING AND THE CLOSING

     8.1 Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

     (a) TMG will deliver, or will cause to be delivered, to BARON ENERGY the following:

     (i) a certificate from TMG executed by the managers of TMG, to the effect that all representations and warranties made by TMG under this Agreement are true and correct as of the Closing, the same as though originally given to BARON ENERGY on said date;

     (ii) a certificate from the State of Nevada dated at or about the Closing to the effect that TMG is in good standing under the laws of said State;

          (iii) a certified copy of the resolution of the Managers of TMG authorizing this transaction; and

     (iv) an opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of Nevada law, dated as of the Closing to the effect that:

               (a) TMG is a limited liability company validly existing and in good standing under the laws of the State of Nevada

               (b) TMG has the power to carry on its business as now being conducted; and

               (c) This Agreement has been duly authorized, executed and delivered by TMG.

     (v) Irrevocable Assignments of the membership interests of TMG duly executed by the respective Interest Holders to be exchanged for BARON ENERGY Shares that will be delivered to Interest Holders, transferring such membership interests to BARON ENERGY.

     (vi) all other items, the delivery of which is a condition precedent to the obligations of BARON ENERGY, as set forth in Section 4.

(b) BARON ENERGY will deliver or cause to be delivered to TMG and the Interest Holders:

     (i) a certificate from BARON ENERGY executed by the President or Secretary of BARON ENERGY, to the effect that all representations and warranties of BARON ENERGY made under this Agreement are true and correct as of the Closing, the same as though originally given to TMG on said date;

     (ii) a certified copy of a resolution of the Board of Directors of BARON ENERGY authorizing this transaction;

     (iii) a certificate from the State of Nevada dated at or about the Closing Date that BARON ENERGY is in good standing under the laws of said State; and

     (iv) an opinion of its legal counsel, limited as to any portion of the opinion that applies to an aspect governed by the application of Nevada law, dated as of the Closing to the effect that:

                    (1) BARON ENERGY is a corporation validly existing and in good standing under the laws of the State of Nevada;

                    (2) This Agreement has been duly authorized executed and delivered by BARON ENERGY and is a valid and binding obligation of BARON ENERGY enforceable in accordance with its terms;

                    (3) BARON ENERGY, through its Board of Directors and its shareholders, has taken all corporate action necessary for performance under this Agreement;

                    (4) The documents executed and delivered to TMG and the TMG Members hereunder are valid and binding in accordance with their terms;

                    (5) The shares of BARON ENERGY Shares to be issued pursuant to Section 1.1 hereof, when issued, will be duly and validly issued, fully paid and non-assessable; and

                    (6) BARON ENERGY has the corporate power to execute the Agreement, deliver the Shares and perform under this Agreement.

     (vi) substitution of the Managers as requested, at closing, by BARON ENERGY.

     (vii) all other items, the delivery of which is a condition precedent to the obligations of TMG, as set forth in Section 4 hereof.

8.2 The Closing. The Closing shall take place at the time or place as may be agreed upon by the parties hereto. At the Closing, the parties shall provide each other with such documents as may be necessary.

SECTION 9. MISCELLANEOUS

9. 1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

9.3 Assignment. This Agreement is not assignable except by operation of law.

9.4 Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

To: BARON ENERGY:

               Michael Maguire

               3753 Howard Hughes Parkway, Suite 135

               Las Vegas, Nevada

               Fax: (702) 993-7424

To: TMG Partners, LLC:

               Roger Tichenor

               1630 Ringling Blvd.

               Sarasota, FL 34236

               Fax: (941) 951-0864

with copy to:

               Dieterich & Mazarei LP

               11300 W. Olympic Boulevard, Suite 800

               Los Angeles, California 90064

               Fax: (310) 312-6680

               Edwin B. Kagan, P.A.

               2709 Rocky Point Drive, Suite 102

               Tampa, FL 33607

               Fax: (813) 288-0428

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

     9.5 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Nevada, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

     9.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

     9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the Shares and the BARON ENERGY Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     9.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

     9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

     9.11 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

     9.12 Tax Treatment. BARON ENERGY, TMG and the Interest Holders acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

     9.13 Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

BARON ENERGY INC.
a Nevada corporation

By:
_____________________________
Michael Maguire, President

TMG PARTNERS, LLC
a Nevada limited liability company

By:
__________________________
Roger Tichenor,
Manager

MAJORITY INTEREST HOLDERS:

__________________________________

Phoenix Capital Opportunity Fund, LP

_______________________________
Richard Thomas LLC

___________________________________

JJC Rev Trust, UAD 2/12/200

________________________________
Roger Tichenor

________________________________
David Rosenberg